EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

     In connection with the Annual Report on Form 10-K of WNC Housing Tax Credit Fund II, L.P. (the "Partnership") for the year ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and pursuant to 18 U.S.C., section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2003, I, Thomas J. Riha, Chief Financial Officer of WNC & Associates, Inc., general partner of the Partnership, hereby certify that:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, except to the extent that such provisions requrie the filing of an opinion of registiered public accountants to accompany the Partnership's financial statements; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.



/s/THOMAS J. RIHA
-----------------
Thomas J. Riha
Chief Financial Officer of WNC & Associates, Inc.
November 8, 2005